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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 12, 1999 accompanying the consolidated financial statements of Safety 1st, Inc. and subsidiaries appearing in the Annual Report on Form 10-K and accompanying schedule for the fiscal year ended January 2, 1999 which are incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in this Form S-8 Registration Statement of the aforementioned reports.



                                                /s/ GRANT THORNTON LLP


Boston, Massachusetts
November 15, 1999